Exhibit 4.3

(6.150% SENIOR NOTES DUE 2030)

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, TO ATHENE HOLDING LTD. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

EXCEPT AS OTHERWISE PROVIDED IN SECTION 1.05 OF THE SECOND SUPPLEMENTAL INDENTURE, THIS NOTE MAY BE TRANSFERRED IN WHOLE, BUT NOT IN PART, ONLY TO DTC, TO ANOTHER NOMINEE OF DTC OR TO A SUCCESSOR DEPOSITARY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

No. R-1	CUSIP No.: 04686JAB7
ISIN No.: US04686JAB70

ATHENE HOLDING LTD.

Global Certificate initially representing

$500,000,000 aggregate principal amount of

6.150% Senior Notes due 2030

Regular Record Date:	With respect to each Interest Payment Date, the close of business on the preceding March 19 or September 18, as the case may be (whether or not a Business Day).

Original Issue Date:	April 3, 2020

Stated Maturity Date:	April 3, 2030

Interest Payment Dates:	April 3 and October 3 of each year, commencing October 3, 2020

Interest Rate:	6.150% per year

Authorized Denomination: $2,000, or any integral multiple of $1,000 in excess thereof.

This Global Certificate is in respect of a duly authorized issue of 6.150% Senior Notes due 2030 (the “Notes”) of Athene Holding Ltd., a Bermuda exempted company limited by shares (the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof). The Company, for value received, hereby promises to pay to Cede & Co., or registered assigns, the amount of principal of the Notes represented by this Global Certificate on the Stated Maturity Date (unless redeemed prior to such date) shown above, and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi- annually in arrears on each Interest Payment Date as specified above, commencing October 3, 2020, and on the Stated Maturity Date at the Interest Rate per year shown above until the principal hereof is paid or made available for payment and on any overdue principal and on any overdue installment of interest at such rate to the extent permitted by law. As provided in this Note, the Company under certain circumstances would be required to pay Additional Amounts to the holders of the Notes. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity Date or any Redemption Date) shall, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date; provided, that any interest payable at the Stated Maturity Date or on any Redemption Date shall be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for shall forthwith cease to be payable to the holders on such Regular Record Date and may be paid as provided in Section 2.03 of the Original Indenture.

Payments of interest on this Note shall include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Note shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months. In the event that any date on which interest is payable on this Note is not both a Business Day and Bermuda Business Day, then payment of the interest payable on such date shall be made on the next succeeding Business Day that is a Bermuda Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable.

Payment of the principal of, and premium, if any, any Additional Amounts, and interest due on this Note at the Stated Maturity Date or upon redemption shall be made upon surrender of this Note at the Corporate Trust Office of the Trustee. The principal of, and premium, if any, any Additional Amounts, and interest due on this Note shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest (including payments of interest on any Interest Payment Date) shall be made, subject to such surrender where applicable and subject to the Trustee’s arrangements with the Depositary, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or (ii) by wire transfer at such place and to such account at a banking institution in the United States of America as may be designated in writing to the Trustee at least 15 days prior to the date for payment by the Person entitled thereto.

The Notes shall rank senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to its unsecured indebtedness and other liabilities that are not so subordinated; effectively junior in right of payment to any of its secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally subordinated to all indebtedness and other liabilities (including interest sensitive contract liabilities, future policy benefits and other payables) of its subsidiaries.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

ATHENE HOLDING LTD.

By:
Name:	Martin P. Klein
Title:	Chief Financial Officer

Attest:

Name:	Natasha Scotland Courcy
Title:	Secretary

Signature Page to Global Certificate Representing Note No. R-1

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION
as Trustee

By:
Authorized signatory

Dated:

Certificate of Authentication Regarding Note No. R-1

REVERSE OF NOTE

1.    This Note is one of a duly authorized issue of senior debt securities of the Company (the “Securities”) issued and issuable in one or more series under an Indenture dated as of January 12, 2018 (the “Original Indenture”), as supplemented by the Second Supplemental Indenture, dated as of April 3, 2020 (the “Second Supplemental Indenture,” and together with the Original Indenture, the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Notes issued thereunder and of the terms upon which said Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof as the 6.150% Senior Notes due 2030, initially limited in aggregate principal amount of $500,000,000, and no further Notes shall be authenticated and delivered except as provided by Sections 2.05, 2.07, 2.11, 3.03 or 9.04 of the Original Indenture; provided, however, that the aggregate principal amount of the Notes may be increased in the future with no limit, without the consent of the holders of the Notes, on the same terms and with the same CUSIP and ISIN numbers as the Notes, except for the issue price, Original Issue Date and, if applicable, the first Interest Payment Date and the initial interest accrual date; provided, that no Event of Default with respect to the Notes shall have occurred and be continuing. The Notes shall be issued in fully registered form. Any additional Notes having such similar terms shall constitute a single series of debt securities with the Notes under the Indenture; provided, that if any of such additional Notes are not issued in a “qualified reopening” or are not treated as part of the same issue as the Notes for U.S. federal income tax purposes, such additional Notes shall have a separate CUSIP and ISIN number. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

2.    This Note is exchangeable in whole or, from time to time, in part for Notes in definitive registered form only as provided herein and in the Indenture. If (a) at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Note or if at any time the Depositary shall no longer be registered or in good standing as a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, at such time as the Depositary is required to be so registered, and the Depositary so notifies the Company and, in each case, the Company does not appoint a successor Depositary within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, (b) any Event of Default or Default has occurred and is continuing with respect to the Notes or (c) subject to the procedures of the Depositary, the Company in its sole discretion determines that this Note shall be exchangeable for Notes in definitive registered form and executes and delivers to the Security Registrar a written order of the Company providing that this Note shall be so exchangeable, this Note shall be exchangeable for Notes in definitive registered form; provided that the definitive Notes so issued in exchange for this Note shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, and be of like aggregate principal amount and tenor as the portion of this Note to be exchanged. Except as provided above or in the Second Supplemental Indenture, owners of beneficial interests in this Note shall not be entitled to have Notes registered in their names, shall not receive or be entitled to physical delivery of Notes in definitive registered form and shall not be considered the holders thereof for any purpose under the Indenture. Neither the Company, the Trustee, any Paying Agent nor the Security Registrar shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in this Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Any Global Security that is exchangeable pursuant to Section 1.05(c) of the Second Supplemental Indenture shall be exchangeable for Notes registered in such names as the Depositary shall direct.

3.    If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

4.    The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

5.    The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company pursuant to this Note and (b) restrictive covenants and the related Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

6.    (a) At any time and from time to time prior to January 3, 2030, this Note shall be redeemable at the Company’s option, in whole or in part, for cash, at a Redemption Price equal to the greater of 100% of the principal amount to be redeemed plus accrued and unpaid interest thereon to, but excluding, such Redemption Date and the Make-Whole Redemption Amount.

(b) At any time and from time to time on or after January 3, 2030, this Note shall be redeemable at the Company’s option, in whole or in part, for cash, at a Redemption Price equal to 100% of the principal amount to be redeemed plus accrued and unpaid interest thereon to, but excluding, such Redemption Date.

7.    (a) The Company may redeem all, but not less than all, of the outstanding Notes for cash at its option upon not less than 30 days, and no more than 75 days, notice to the Trustee, the Paying Agent and each holder of such Notes (which notice shall be irrevocable) (a “Tax Redemption”), if: (i) on the next date on which any amount would be payable or deliverable in respect of such Notes, the Company is or would be required to pay Additional Amounts; (ii) the Company cannot avoid any such payment obligation by taking commercially reasonable measures available to it; and (iii) the requirement to pay Additional Amounts arises as a result of: (A) any amendment to, or change in, the laws or any regulations or rulings promulgated thereunder of a Relevant Taxing Jurisdiction, which change or amendment is announced on or after the Original Issue Date of such Notes (or, if the Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction on a date after the Original Issue Date of the Notes, such later date); or (B) any amendment to, or change in, an official interpretation or application or administration of such laws, regulations or rulings (including by virtue of a holding, judgment, order by a court of competent jurisdiction or a change in published administrative practice) which amendment or change is announced on or after the Original Issue Date of such Notes (or, if the applicable Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction on a date after the Original Issue Date of the Notes, such later date) (each of clause (A) and (B), a “Change in Tax Law”).

(b) The Redemption Price for a Tax Redemption shall equal 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the applicable Redemption Date (the “Tax Redemption Date”) (unless the Tax Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding interest payment date, in which case the Company shall pay the full amount of accrued and unpaid interest to the holder of record as of the close of business on such Regular Record Date, and the Redemption Price shall be equal to 100% of the principal amount of the Notes to be redeemed). For the avoidance of doubt, the Redemption Price shall include all Additional Amounts (if any) with respect to such Redemption Price. The Tax Redemption Date must be a Business Day and a Bermuda Business Day and must not be on or after the 30th day immediately preceding the Stated Maturity Date.

8.    If less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions of Notes to be redeemed by such method as the Trustee shall deem fair and appropriate, subject in all cases to applicable procedures of the Depositary. The Trustee may select for redemption Notes and portions of Notes in amounts of $1,000 and integral multiples of $1,000 in excess thereof (provided, that the unredeemed portion of any Note to be redeemed in part shall not be less than $2,000) and shall thereafter promptly notify the Company in writing of the numbers of Notes to be redeemed, in whole or in part; provided, that if the Notes are represented by one or more Global Securities, interests in such Global Securities shall be selected for redemption by the Depositary in accordance with its standard procedures therefor.

9.    No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest due on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

10.    (a) As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company or the Security Registrar and duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and of like tenor and for the same aggregate principal amount, shall be issued to the designated transferee or transferees. No service charge shall be made for any such exchange or registration of transfer, but the Company shall require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

(b)    Prior to due presentment of this Note for registration of transfer, the Company, the Trustee, any Paying Agent and the Security Registrar of the Company or the Trustee shall deem and treat the Person in whose name this Note is registered as the absolute owner hereof for all purposes (subject to Section 1.03(a) of the Second Supplement Indenture), whether or not this Note be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Security Registrar, and neither the Company nor the Trustee nor any Paying Agent nor the Security Registrar shall be affected by notice to the contrary. Except as provided in Section 1.03(a) of the Second Supplemental Indenture, all payments of the principal of and premium, if any, and interest due on this Note made to the registered holder hereof shall, to the extent of the amount or amounts so paid, effectually satisfy and discharge liability for moneys payable on this Note.

(c)    The Notes are issuable only in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the holder surrendering the same upon surrender of the Note or Notes to be exchanged at the office or agency of the Company.

11.    No recourse shall be had for payment of the principal of, or premium, if any, or interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

12.    This Note shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with laws of said State.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common

UNIF GIFT MIN ACT – Custodian Uniform Gift to Minors Act

(State)

TEN ENT – as tenants by the entireties

JT TEN – as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not on the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

(please insert Social Security or other identifying number of assignee)

the within Note an all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatsoever.